UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

September 28, 2017

Algodon Wines and Luxury Development Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities

Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for information regarding the election of directors at the annual stockholders’ meeting of Algodon Wines & Luxury Development Group, Inc., a Delaware corporation (the “Company” or “Algodon”) held on September 28, 2017.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As noted in the Company’s Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission on September 19, 2017, Algodon convened its 2017 Annual Stockholder Meeting (the “Meeting”) at the Company’s offices on September 19, 2017 at its offices: 135 Fifth Avenue, 10th Floor, New York, NY, 10010 but adjourned the Meeting due to the absence of a quorum. The Company reconvened the Meeting at 2:00 p.m. Eastern Time on September 28, 2017, at 135 Fifth Avenue, 10th Floor, New York, NY 10010, where a quorum was present.

At the Meeting, six proposals were submitted to the stockholders for approval as set forth in the 2017 Proxy Statement as filed with the SEC on September 1, 2017. As of the record date, August 25, 2017, a total of 42,974,812 shares of common stock of the Company were issued and a total of 42,970,401 shares were outstanding and entitled to vote. In addition, a total of 736,672 shares of Series B preferred stock were outstanding, and on an as converted basis to common stock, 7,062,791 were entitled to vote. In total, 50,033,192 shares of Company common stock were represented at the meeting, which represented approximately 58.26% of the shares outstanding and entitled to vote as of the record date.

At the Meeting, the stockholders approved all of the proposals submitted. The votes on the proposals were cast as set forth below:

1.	Proposal No. 1 – Election of directors. The stockholders elected the entire slate of directors presented to the stockholders, with Marc Dumont and Steven Moel elected effective upon the uplisting of the Company’s common stock to a national exchange.

Name	Shares FOR	WITHHOLD Authority To Vote	Broker Non-Votes
Scott L. Mathis	27,508,783	869,090	772,942
Julian Beale	27,916,670	461,203	772,942
Peter J.L. Lawrence	27,916,670	461,203	772,942
Marc Dumont	27,916,670	461,203	772,942
Steven Moel	27,916,670	461,203	772,942

2.	Proposal No. 2 – Ratification and approval of Marcum, LLP as the Company’s independent registered accounting firm for the year ended December 31, 2017.

Shares FOR	Shares AGAINST	ABSTAIN
28,498,953	502	651,360

3	Proposal No. 3 – Approval, on an advisory basis, of the compensation of the Company’s executive officers.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non-Vote
27,978,956	167,412	231,505	772,942

4.	Proposal No. 4 – Approval, on an advisory basis, to conduct a stockholder’s vote on the compensation of the Company’s executive officers every three years.

Shares for EVERY THREE YEARS	Shares for EVERY TWO YEARS	Shares for EVERY ONE YEAR	ABSTAIN	Broker Non-Vote
15,856,536	1,818,818	10,370,152	332,367	772,942

5.	Proposal No. 5 – Approval to effect a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-six (1:6), or anywhere between, if required for the uplisting of the Company’s common stock to a national exchange.

Shares FOR	Shares AGAINST	ABSTAIN
26,281,031	1,262,224	1,607,560

6.	Proposal No. 6 – Approval of the 2016 Equity Incentive Plan.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non-Vote
25,675,213	1,002,660	1,700,000	772,942

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of September 2017.

Algodon Wines & Luxury Development Group, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO